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BARTLETT CAPITAL TRUST
AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST --- REDESIGNATION OF OUTSTANDING SHARES AND ESTABLISHMENT AND DESIGNATION OF ADDITIONAL CLASSES

         Pursuant to Section 4.1 of the Amended and Restated Agreement and Declaration of Trust of Bartlett Capital Trust and effective upon the execution of this document, the undersigned, being a majority of the Trustees of Bartlett Capital Trust, hereby:

(a) establish three new classes of the "Bartlett Basic Value Fund" series of shares of the Trust; designate such classes as "Class A," "Class C" and "Class Y;" and redesignate the outstanding shares of such series as Class A shares. The relative rights and preferences of the Class A, Class C and Class Y shares of the Bartlett Basic Value Fund shall be those rights and preferences set forth in Section 4.2 of the Amended and Restated Agreement and Declaration of Trust of Bartlett Capital Trust; and

         (b) establish three new classes of the "Bartlett Value International Fund" series of shares of the Trust; designate such classes as "Class A," "Class C" and "Class Y;" and redesignate the outstanding shares of such series as Class A shares. The relative rights and preferences of the Class A, Class C and Class Y shares of the Bartlett Value International Fund shall be those rights and preferences set forth in Section 4.2 of the Amended and Restated Agreement and Declaration of Trust of Bartlett Capital Trust; and

         (c) establish two new classes of the "Bartlett Europe Fund" series of shares of the Trust and designate such classes as "Class C" and "Class Y." The relative rights and preferences of the Class C and Class Y shares of the Bartlett Europe Fund shall be those rights and preferences set forth in Section
4.2 of the Amended and Restated Agreement and Declaration of Trust of Bartlett Capital Trust.

         This document shall have the status of an amendment to said Amended and Restated Agreement and Declaration of Trust.

 /s/ DALE H. RABINER                  /s/ ALAN R. SCHRIBER
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Dale H. Rabiner                      Alan R. Schriber

                                     /s/ WILLIAM P. SHEEHAN
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Lorrence T. Kellar                   William P. Sheehan

Date:   July 15, 1997